As filed with the Securities and Exchange Commission on November 3, 2005
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MIKOHN GAMING CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	3990 (Primary Standard Industrial Classification Code Number)	88-0218876 (I.R.S. Employer Identification Number)

920 Pilot Road
Las Vegas, Nevada 89119
(702) 896-3890
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Russel H. McMeekin
President and Chief Executive Officer
Mikohn Gaming Corporation
d/b/a Progressive Gaming International Corporation
920 Pilot Road
Las Vegas, Nevada 89119
(702) 896-3890
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Steven M. Przesmicki Cooley Godward LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000	Rick C. Madden Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue Los Angeles, California 90071 (213) 687-5000

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.
     If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-127977)
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Class of	Amount to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Share(1)	Offering Price(1)	Fee
Common Stock, par value $.10 per share (including the associated Preferred Stock Purchase Rights)	419,750 Shares	$9.25	$3,882,688	$456.99

(1)	Estimated pursuant to Rule 457(a) solely for the purpose of calculating the registration fee.

EXPLANATORY NOTE
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 23.2
EXHIBIT 23.3
EXHIBIT 23.4

EXPLANATORY NOTE
     This registration statement is being filed by Mikohn Gaming Corporation, d/b/a Progressive Gaming International Corporation, to register an additional 419,750 shares of its common stock, par value $.10, pursuant to Rule 462(b) of the Securities Act of 1933, as amended. In accordance with Rule 462(b), this registration statement incorporates by reference the contents of the Company’s registration statement on Form S-3 (File No. 333-127977), which was declared effective on November 3, 2005, including all amendments and exhibits thereto, other than the exhibits included herein.
     The required opinions and consents are listed on the Exhibit Index attached to and filed with this registration statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on November 3, 2005.

MIKOHN GAMING CORPORATION D/B/A PROGRESSIVE GAMING INTERNATIONAL CORPORATION
By:	/s/ Michael A. Sicuro
Michael A. Sicuro
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Capacity	Date

By:	/s/ Russel H. McMeekin Russel H. McMeekin	President, Chief Executive Officer and Director (Principal Executive Officer)	November 3, 2005

By:	/s/ Michael S. Sicuro Michael A. Sicuro	Executive Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)	November 3, 2005

By:	/s/ Heather A. Rollo Heather A. Rollo	Vice President of Finance and Chief Accounting Officer (Principal Accounting Officer)	November 3, 2005

By:	* Peter G. Boynton	Chairman of the Board of Directors	November 3, 2005

By:	* Rick L. Smith	Director	November 3, 2005

*	By:	/s/ Michael A. Sicuro

Michael A. Sicuro Attorney-in-fact

INDEX TO EXHIBITS

Exhibit
Number	Description of Document

5.1	Opinion of Robert B. Ziems, Esq., Executive Vice President and General Counsel to the Registrant.
23.1	Consent of BDO Seidman, LLP.
23.2	Consent of PKF.
23.3	Consent of KPMG LLP.
23.4	Consent of KPMG LLP.
23.5	Consent of Robert B. Ziems, Esq. (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of the Registrant’s registration statement on Form S-3 (No. 333-127977), filed with the SEC on August 31, 2005).